Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD SECOND-QUARTER
FISCAL 2013 DILUTED EPS OF $0.80, UP 48 PERCENT FROM PRIOR YEAR

-                   WIDE-AREA PROGRESSIVE INSTALLED BASE GROWS 87 PERCENT AND SETS RECORD QUARTERLY REVENUE

-                   SYSTEMS MAINTENANCE REVENUE INCREASES 28 PERCENT AND SETS RECORD QUARTERLY REVENUE OF $23 MILLION

-                   INCREASES FISCAL 2013 DILUTED EPS GUIDANCE TO $3.20 TO $3.40

LAS VEGAS, January 31, 2013 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management, interactive applications, and networked and server-based systems for the global gaming industry, today announced record second-quarter diluted earnings per share (“Diluted EPS”) of $0.80 and record second-quarter revenue of $238 million for the three months ended December 31, 2012.

“Our second quarter fiscal 2013 demonstrated continued momentum in all major business areas,” said Ramesh Srinivasan, the Company’s President and Chief Executive Officer.  “We are excited about our scheduled product launches over the next few months, including new wide-area progressive (‘WAP’) games featuring Hot Shot Progressive® and NASCAR®, as well as the recently released Pawn Stars™ premium daily-fee game.  The Elite Bonusing Suite™ is gaining further traction with additional customer purchases in the second quarter.  Finally, traditional domestic replacement sales were up year-over-year for the seventh consecutive quarter, based on continued acceptance of our growing library of game content and our increasing presence in video lottery.  I am happy with Bally’s trajectory and the steadily increasing visibility we have into our near- and long-term future growth.”

“Operating margins increased to 24 percent, reflecting our ability to leverage infrastructure and continue to realize efficiencies in our supply chain,” said Neil Davidson, the Company’s Chief Financial Officer.  “Further, we continued to build revenues that are recurring in nature as we set records in both WAP and systems maintenance revenues.  We are thoughtfully allocating capital to invest in our growth and to enhance shareholder value.  This quarter represents the 21st quarter in a row that we have repurchased stock.  During the second quarter, we purchased 530,000 shares of common stock for $24 million at $45.43 per share.”

As of today, the Company has approximately $126 million available under its Board-authorized share repurchase plan.  Additionally, the Company’s leverage ratio remains below 2.0 times, which leaves the Company’s share repurchases unrestricted under the terms of its credit agreement.

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 2 of 7

Second Quarter Fiscal Year 2013 Highlights

	Three Months Ended December 31,				Six Months Ended December 31,
	2012	% Rev	2011	% Rev	2012	% Rev	2011	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$82.6	35%	$70.2	33%	$165.3	35%	$134.6	33%
Gaming Operations	99.0	41%	86.2	41%	200.2	42%	171.2	42%
Systems	56.7	24%	54.0	26%	108.0	23%	99.6	25%
Total revenues	$238.3	100%	$210.4	100%	$473.5	100%	$405.4	100%

Gross Margin:
Gaming Equipment (1)	$43.9	53%	$30.0	43%	$83.1	50%	$58.4	43%
Gaming Operations	69.7	70%	62.4	72%	139.8	70%	123.1	72%
Systems (1)	43.2	76%	40.1	74%	82.7	76%	74.6	75%
Total gross margin	$156.8	66%	$132.5	63%	$305.6	65%	$256.1	63%

Selling, general and administrative	$67.9	28%	$61.3	29%	$132.4	28%	$118.5	29%
Research and development costs	26.6	11%	22.4	11%	51.7	11%	45.8	11%
Depreciation and amortization	5.7	3%	5.8	3%	11.3	3%	11.4	3%
Operating income	$56.6	24%	$43.0	20%	$110.2	23%	$80.4	20%
Adjusted EBITDA	$81.1		$67.2		$159.9		$126.3
Diluted EPS	$0.80		$0.54		$1.57		$0.99

(1)          Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Operating Statistics
New gaming devices	4,565	3,636	9,173	7,035
New unit Average Selling Price (“ASP”)	$16,553	$17,201	$16,704	$16,922

	As of December 31,
	2012	2011
End-of-period installed base:
Linked progressive systems	2,320	1,263
Rental and daily-fee games	14,962	14,624
Lottery systems	12,222	10,832
Centrally determined systems	37,120	47,461

Highlights of Certain Results for the Three Months Ended December 31, 2012

Overall

•                  Total revenue increased 13 percent to a second-quarter record $238 million as compared with $210 million last year.

•                  Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including share-based compensation), a non-GAAP financial measure, increased 21 percent to a second-quarter record $81 million as compared with $67 million last year.

•                  Selling, general and administrative expenses (“SG&A”) declined to 28 percent of total revenues from 29 percent last year.

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 3 of 7

•                  Research and development expenses (“R&D”) remained constant at 11 percent of total revenues.

•                  Operating income increased 32 percent to $57 million compared with $43 million last year.  Operating margin increased to 24 percent from 20 percent last year.

•                  Diluted EPS increased 48 percent to a second-quarter record $0.80 from $0.54 last year.

Gaming Equipment

•                  Revenues increased 18 percent to $83 million as compared with $70 million last year, driven by higher domestic replacement sales, the shipment of 568 Canadian Video Lottery Terminals (“VLT”), and the shipments of units into the Illinois Video Gaming Terminal (“VGT”) market.

•                  ASP of new gaming devices decreased 4 percent to $16,553 per unit from $17,201 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold in the quarter.

•                  New-unit sales to international customers were 17 percent of total new-unit shipments.

•                  Gross margin increased to 53 percent from 43 percent last year, due to continued cost reductions on the Pro Series™ line of cabinets and sales mix, a reduction in cost due to a customer contract election, and an increase in conversion kit revenue.

Gaming Operations

•                  Revenues increased 15 percent to a second-quarter record $99 million as compared with $86 million last year, driven primarily by 87 percent growth in the installed base of WAP games.

•                  Gross margin decreased to 70 percent from 72 percent last year, primarily due to higher jackpot expense.

Systems

•                  Revenues increased 5 percent to $57 million as compared with $54 million last year.

•                  Maintenance revenues increased 28 percent to a record $23 million as compared with $18 million last year.

•                  Gross margin increased to 76 percent from 74 percent last year, primarily as a result of the change in mix of products.  Specifically, hardware sales were 27 percent of systems revenues, and software and service sales were 32 percent, as compared to 33 percent for hardware and 33 percent for software and services in the same period last year.

Highlights of Certain Results for the Six Months Ended December 31, 2012

Overall

•                  Total revenue increased 17 percent to a record $473 million as compared with $405 million last year.

•                  Adjusted EBITDA increased 27 percent to a record $160 million as compared with $126 million last year.

•                  SG&A declined to 28 percent of total revenues from 29 percent last year.

•                  R&D remained constant at 11 percent of total revenues.

•                  Operating income increased 37 percent to a record $110 million compared with $80 million last year.  Operating margin increased to 23 percent from 20 percent last year.

•                  Diluted EPS increased 59 percent to a record $1.57 from $0.99 last year.

Gaming Equipment

•                  Revenues increased 23 percent to $165 million as compared with $135 million last year, driven by higher domestic replacement sales, Canadian VLT shipments, and shipments into the Illinois VGT market.

•                  ASP of new gaming devices decreased 1 percent to $16,704 per unit from $16,922 last year, primarily as a result of a higher mix of lower-ASP VLT and VGT units sold.

•                  New-unit sales to international customers were 17 percent of total new-unit shipments.

•                  Gross margin increased to 50 percent from 43 percent last year, primarily due to mix and cost reductions on certain models of the Pro Series line of cabinets and sales mix.

Gaming Operations

•                  Revenues increased 17 percent to a record $200 million as compared with $171 million last year, driven by 87

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 4 of 7

percent growth in the installed base of WAP games, as well as previously placed games at Resorts World Casino New York City which opened in late calendar 2011.

•                  Gross margin decreased to 70 percent from 72 percent last year, primarily due to higher jackpot expense.

Systems

•                  Revenues increased 8 percent to $108 million as compared with $100 million last year.

•                  Maintenance revenues increased 22 percent to a record $44 million as compared with $36 million last year.

•                  Gross margin increased to 76 percent from 75 percent last year, primarily as a result of the change in mix of products. Specifically, hardware sales were 26 percent of systems revenues, and software and service sales were 33 percent, as compared to 31 percent for hardware and 33 percent for software and services in the same period last year.

Fiscal 2013 Business Update

The Company increased its fiscal 2013 guidance for Diluted EPS to a range of $3.20 to $3.40.  This guidance assumes an effective tax rate between 36 percent and 37 percent for the fiscal year.

The Company has provided this range of earnings guidance for fiscal 2013 to give investors general information on the overall direction of its business at this time. The guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital-market conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, the timing and completion of new systems installations, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in 000s)
Income from continuing operations, net of tax	$33,126	$24,268	$65,658	$44,660
Interest expense, net	3,135	3,339	6,608	6,612
Income tax expense	19,389	14,688	37,818	26,541
Depreciation and amortization	22,339	20,984	43,658	41,193
Share-based compensation	3,136	3,890	6,157	7,282
Adjusted EBITDA	$81,125	$67,169	$159,899	$126,288

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EST (1:30 p.m. PST). The conference-call dial-in number is 877-261-8990 or 847-619-6441 (International); passcode “Bally”.  The webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 5 of 7

process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until March 2, 2013.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide, as well as interactive and mobile solutions.  Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms.  Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions.  Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com. Connect with Bally on Facebook, Twitter, YouTube and LinkedIn.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

NASCAR – NASCAR® is a registered trademark of the National Association for Stock Car Auto Racing, Inc. NASCAR® is a registered trademark of NASCAR, Inc.; Pawn Stars – ©2013 A&E Television Networks, LLC. All rights reserved. Pawn Stars, HISTORY, the “H” and their associated logos are trademarks of A&E Television Networks, LLC. Gold & Silver and its associated logos are trademarks of Gold & Silver Coin Shop, Inc. All rights reserved.

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 6 of 7

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in 000s, except per share amounts )
Revenues:
Gaming equipment and systems	$139,323	$124,217	$273,334	$234,230
Gaming operations	99,016	86,240	200,156	171,194
	238,339	210,457	473,490	405,424
Costs and expenses:
Cost of gaming equipment and systems(1)	52,205	54,073	107,559	101,174
Cost of gaming operations	29,335	23,858	60,328	48,090
Selling, general and administrative	67,852	61,304	132,368	118,526
Research and development costs	26,599	22,377	51,694	45,763
Depreciation and amortization	5,687	5,806	11,291	11,441
	181,678	167,418	363,240	324,994
Operating income	56,661	43,039	110,250	80,430
Other income (expense):
Interest income	1,403	1,146	2,547	2,470
Interest expense	(4,538)	(4,485)	(9,155)	(9,082)
Other, net	(1,059)	(728)	(1,802)	(2,584)
Income from operations before income taxes	52,467	38,972	101,840	71,234
Income tax expense	(19,389)	(14,688)	(37,818)	(26,541)
Net income	33,078	24,284	64,022	44,693
Less net income (loss) attributable to noncontrolling interests	(48)	16	(1,636)	33
Net income attributable to Bally Technologies, Inc.	$33,126	$24,268	$65,658	$44,660

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.82	$0.57	$1.62	$1.03
Diluted earnings per share	$0.80	$0.54	$1.57	$0.99

Weighted average shares outstanding:
Basic	40,399	42,870	40,633	43,296
Diluted	41,494	44,771	41,805	45,176

(1)     Cost of gaming equipment and systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

Bally Technologies, Inc. Reports Record Second-Quarter Diluted EPS of $0.80         Page - 7 of 7

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND JUNE 30, 2012

	December 31, 2012	June 30, 2012
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$69,563	$32,673
Restricted cash	13,215	13,645
Accounts and notes receivable, net of allowances for doubtful accounts of $18,195 and $14,073	264,848	264,842
Inventories	73,877	75,066
Prepaid and refundable income tax	31,457	13,755
Deferred income tax assets	41,740	42,822
Deferred cost of revenue	18,585	17,615
Prepaid assets	15,520	13,061
Other current assets	3,540	6,980
Total current assets	532,345	480,459
Restricted long-term investments	10,577	12,171
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $3,305 and $3,029	34,567	55,786
Property, plant and equipment, net of accumulated depreciation of $57,557 and $58,823	33,431	30,667
Leased gaming equipment, net of accumulated depreciation of $202,250 and $185,846	123,504	121,151
Goodwill	172,252	171,971
Intangible assets, net	34,727	39,166
Deferred income tax assets	8,760	7,409
Income tax receivable	12,041	12,041
Deferred cost of revenue	12,747	16,542
Other assets, net	22,770	23,104
Total assets	$997,721	$970,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,118	$41,414
Accrued and other liabilities	86,383	85,310
Jackpot liabilities	9,396	11,682
Deferred revenue	56,202	46,314
Income tax payable	3,330	12,226
Current maturities of long-term debt	20,891	17,091
Total current liabilities	208,320	214,037
Long-term debt, net of current maturities	538,125	494,375
Deferred revenue	21,262	26,715
Other income tax liability	14,646	13,922
Other liabilities	19,210	23,943
Total liabilities	801,563	772,992
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value;115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 64,491,000 and 63,150,000 shares issued and 41,201,000 and 42,102,000 outstanding	6,442	6,309
Treasury stock at cost, 23,290,000 and 21,048,000 shares	(890,668)	(790,633)
Additional paid-in capital	522,199	489,002
Accumulated other comprehensive loss	(12,089)	(13,477)
Retained earnings	570,553	504,895
Total Bally Technologies, Inc. stockholders’ equity	196,449	196,108
Noncontrolling interests	(291)	1,367
Total stockholders’ equity	196,158	197,475
Total liabilities and stockholders’ equity	$997,721	$970,467